SECOND AMENDMENT TO

SECURITIES PURCHASE AGREEMENT and CONVERTIBLE NOTE

THIS SECOND AMENDMENT (the “Amendment") is being executed and delivered by and between 3DICON Corporation, an Oklahoma corporation ("3DI"), and Victor F. Keen, (the "Purchaser"), and dated as of May 15, 2013 (the “Amendment Date”) in order to amend that certain Securities Purchase Agreement and Convertible Bridge Note by and between 3DI and Purchaser dated as of September 10, 2012.

RECITALS

The parties to this Amendment wish to (i) amend certain terms of that Convertible Bridge Note dated as of September 10, 2012 (the “Note”), as amended by that certain Amendment to Securities Purchase Agreement dated as of January 23, 2013 (the “First Amendment”) and by letter agreement dated May 1, 2013 (the “Letter Amendment”), in the face amount of $60,000 issued pursuant to that certain Securities Purchase Agreement dated as of September 10, 2012, as amended by that certain Amendment to Securities Purchase Agreement dated as of January 23, 2013 (the “Securities Purchase Agreement”), (ii) restructure the obligations underlying the Note, including the Maturity Date and adding Interest, and (iii) waive any and all Events of Default arising prior to the date hereof under the Securities Purchase Agreement and Note, all as further set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

a) Amendment of the Note. The Note shall be amended such that the Maturity Date shall be changed to August 31, 2013.

2. Waiver of Events of Default, Default Interest and Liquidated Damages. On execution of this Amendment, any and all Events of Default, Default Interest and Liquidated Damages, as set forth in the Securities Purchase Agreement and Note, occurring prior to this amendment shall be deemed waived without further recourse by Purchaser.

3. Interest Rate as of the Original Maturity Date. Notwithstanding the amendment to the Maturity Date pursuant to the First Amendment and the Letter Amendment, the Note shall be amended to include the following provision:

Beginning on December 10, 2012, the outstanding principal balance of this Note shall bear interest at a rate per annum equal to ten percent (10%), payable on the Maturity Date (“Additional Interest”). Interest shall be computed on the basis of a 360-day year of twelve (12) thirty-day months, shall compound monthly and shall accrue commencing on December 10, 2012.

4. Amend and Replace Section 4.1 and 4.2 of the Note. Section 4.1 and Section 4.2 of the Note shall be amended and replaced by the following:

4.1 Conversion of Convertible Bridge Note. Subject to Section 5 hereof, the Holder shall have the right, at its option, at Maturity, to convert the principal amount or any portion of such principal amount, of this Convertible Bridge Note into Common Stock of the Company, at the price determined pursuant to this Section 4.1. The number of shares of Common Stock to be issued upon each conversion of this Convertible Bridge Note shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price in effect on the date (the “Conversion Date”) a Notice of Conversion is delivered to the Company, as applicable, by the Holder by facsimile or other reasonable means of communication dispatched prior to 5:00 p.m., E.S.T. The term “Conversion Amount” means, with respect to any conversion of this Convertible Bridge Note, the sum of (1) the principal amount of this Convertible Bridge Note to be converted in such conversion; plus (2) Additional Interest, if any, at the Holder’s option, any amounts owed to the Holder; plus (3) Default Interest, if any, at the Holder’s option, any amounts owed to the Holder pursuant to Section 4.3 hereof, Section 10.1 of the Agreement or Section 10.4 of the Agreement.

4.2 Conversion Price. Upon Maturity and at the option of the Holder, any portion or the entire outstanding principal amount of this Convertible Bridge Note may be converted into a number of shares of Common Stock at the conversion price equal to the lesser of 100% of the Volume Weighted Average Price (the “VWAP), as reported for the 5 trading days prior to (a) the Closing Date, (b) the Maturity Date, as amended by this Amendment, or (c) the date of this Amendment (the “Conversion Price”).

5. No Other Effect on the Securities Purchase Agreement or Note. The Securities Purchase Agreement and Note remain in full force and effect, except as amended by this Amendment.

6. Effective Date. This Amendment shall be effective as of the Amendment Date.

7. Miscellaneous.

(a) Captions; Certain Definitions. Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions. All capitalized terms not otherwise defined herein shall have the meaning therefor, as set forth in the Securities Purchase Agreement and Convertible Bridge Note.

(b) Controlling Law. This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of Georgia (except the laws of that jurisdiction that would render such choice of laws ineffective).

(c) Counterparts. This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Amendment has been executed and delivered by 3DI and Purchaser as of this 30th day of July 2013.

3DI:	3DIcon Corporation

	By:	/s/ Mark Willner
Name: Mark Willner
Title: CEO

PURCHASER:
/s/ Victor F. Keen
Victor F. Keen